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                                CUSTODY AGREEMENT


This AGREEMENT, dated as of __________________, 2000, by and between the

FINANCIAL INVESTORS TRUST (the "Trust"), a business trust organized under the laws of the STATE OF DELAWARE, acting with respect to THE MAGNET TOTAL MARKET

GROWTH FUND (individually, a "Fund" and, collectively, the "Funds"), each of them a series of the Trust and each of them operated and administered by the

Trust, and Firstar Bank N.A., a national banking association (the "Custodian").


                                   WITNESSETH:


         WHEREAS, the Trust desires that each Fund's Securities and cash be held and administered by the Custodian pursuant to this Agreement; and

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940

Act"); and

         WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act;

         NOW, THEREFORE, in consideration of the mutual agreements herein made,

the Trust and the Custodian hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS


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         Whenever used in this Agreement, the following words and phrases,

unless the context otherwise requires, shall have the following meanings:

   1.1 "AUTHORIZED PERSON" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written

Instructions on behalf of the Funds and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

   1.2 "BOARD OF TRUSTEES" shall mean the Trustees from time to time serving under the Trust's Declaration of Trust, as from time to time amended.

   1.3 "BOOK-ENTRY SYSTEM" shall mean a federal book-entry system as provided in

Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part

350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.

    1.4 "BUSINESS DAY" shall mean any day recognized as a settlement day by The

New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of one or more of the Funds.

   1.5 "FOREIGN DEPOSITORY" shall mean and include any "Eligible Securities

Depository", as that term is defined in Rule 17f-7 under the 1940 Act.

   1.6 "FUND CUSTODY ACCOUNT" shall mean any of the accounts in the name of the

Trust, which is provided for in Section 3.2 below.

   1.7  "NASD" shall mean The National Association of Securities Dealers, Inc.

   1.8 "OFFICER" shall mean the Chairman, President, any Vice President, any

Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer,

or any Assistant Treasurer of the Trust.


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    1.9 "ORAL INSTRUCTIONS" shall mean instruction orally transmitted to and accepted by the Custodian because such instructions are (i) reasonably believed by the Custodian to have been given by an Authorized Person and (ii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the

Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

  1.10 "PROPER INSTRUCTIONS" shall mean Oral Instructions or Written

Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

  1.11 "SECURITIES DEPOSITORY" shall mean The Depository Trust Company and

(provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Fund) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the

Securities and Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

  1.12 "SECURITIES" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations or securities, and any certificates, receipts,



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warrants or other instruments or documents representing rights to receive,

purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the

Custodian has the facilities to clear and to service.

  1.13 "SHARES" shall mean, with respect to a Fund, the units of beneficial interest issued by the Trust on account of the Fund.

  1.14 "SUB-CUSTODIAN" shall mean and include (i) any branch of a "U.S. Bank,"

as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any "Eligible

Foreign Custodian," as that term is defined in Rule 17f-5 under the 1940 Act,

having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Funds based on the standards specified in Section 3.3 below. Such contract shall include provisions that provide: (I)

for indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Funds'

assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws: (iii) that beneficial ownership for the Funds' assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Funds or as being held by a third party for the benefit of the Funds; (v) that the Funds'

independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Funds will receive periodic reports with respect to the safekeeping of the Funds' assets,

including, but not


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limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of the Fund. Such contract my contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions, in their entirety.

  1.15 "WRITTEN INSTRUCTIONS" shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, (ii)

communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii)

communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by and Officer, shall have been delivered to the Custodian.


                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN


   2.1 APPOINTMENT. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Funds at any time during the period of this Agreement.

   2.2 ACCEPTANCE. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


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  2.3 DOCUMENTS TO BE FURNISHED. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of this Agreement to the Custodian by the Trust:

      a.   A copy of the Declaration of Trust of the Trust certified by the

           Trust's Secretary;

      b.   A copy of the Bylaws of the Trust certified by the Trust's Secretary;

      c.   A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Trust's Secretary;

      d.   A copy of the then current Prospectus of the Funds; and

      e.   A certification of the Chairman and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

  2.4 NOTICE OF APPOINTMENT OF DIVIDEND AND TRANSFER AGENT. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent for the Fund.


                                   ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

   3.1 SEGREGATION. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Securities

Depository or Book-Entry System) shall be physically segregated from other

Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.


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  3.2 FUND CUSTODY ACCOUNTS. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the

Custodian in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

   3.3 APPOINTMENT OF AGENTS. (a) In its discretion and subject to subsection

(b) below, the Custodian may appoint one or more Sub-Custodians to hold

Securities and cash of the Funds and to carry out such other provisions of this

Agreement as it may determine, provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

     (b) If, after the initial appointment of Sub-Custodians by the Custodian in connection with this Agreement, the Custodian wishes to appoint other

Sub-Custodians to hold property of the Funds, it will promptly notify the Trust and provide it with information it considered in connection with its determination of any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.

     (c) Each agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2)

     (d) Upon request the Custodian shall provide written reports notifying the

Board of Trustees of the placement of the Securities and cash of the Funds with a particular Sub-Custodian and of any material changes in the Funds'

arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets, as soon as reasonably practicable, of the Funds from any

Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the

1940 Act.

     (e) Prior to appointing a Sub-Custodian with respect to a Fund, the

Custodian shall have established a system to monitor the appropriateness of maintaining the Fund's assets with a


                                      -7-
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particular Sub-Custodian and the contract governing the Fund's arrangements with such Sub-Custodian.

     (f) Prior to maintaining assets of a Fund with a Foreign Depository, the

Custodian shall provide the Trust with an analysis of the custodial risks of using such Foreign Depository, which analysis shall include, at a minimum, the following: (i) the Foreign Depository's expertise and market reputation; (ii)

the quality of its services, (iii) its financial strength; (iv) any insurance or indemnification arrangements; (v) the extent and quality of regulation and independent examination of the Foreign Depository; (vi) its standing in published ratings; (vii) its internal controls and other procedures for safeguarding investments; and (viii) any related legal proceedings. The

Custodian will monitor each Foreign Depository on a continuing basis and shall notify the Trust of any material changes in risks associated with using the

Foreign Depository.

     (g) With respect to its responsibilities under this Section 3.3, the

Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Funds would exercise. The Custodian further warrants that a Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices,

procedures, and internal controls, including but not limited to the physical protection available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii)

whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the


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Sub-Custodian's general reputation and standing and, in the case of a Securities

Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the

Sub-Custodian's consent to service of process in the United States.

   3.4 DELIVERY OF ASSETS TO CUSTODIAN. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Funds' Securities, cash and other assets,

including (a) all payments of income, payments of principal and capital distributions received by the Funds with respect to such Securities, cash or other assets owned by the Funds at any time during the period of this Agreement,

and (b) all cash received by the Funds for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities,

cash or other assets until actually received by it.

  3.5 SECURITIES DEPOSITORIES AND BOOK-ENTRY SYSTEMS. The Custodian may deposit and/or maintain Securities of the Funds in a Securities Depository or in a

Book-Entry System, subject to the following provisions:

     (a) Prior to a deposit of Securities of the Funds in any Securities

Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities

Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including,

without limitation, in


                                      -9-
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connection with settlements of purchases and sales of Securities, loans of

Securities, and deliveries and returns of collateral consisting of Securities.


     (b) Securities of the Funds kept in a Book-Entry System or Securities

Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

     (c) The records of the Custodian with respect to Securities of a Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry,

identify such Securities as belonging to such Fund.

     (d) If Securities purchased by a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i)

receipt of advice from the Book-Entry System or Securities Depository that such

Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. If Securities sold by a Fund are held in a

Book-Entry System or Securities Depository, the Custodian shall transfer such

Securities upon (i) receipt of advice from the Book-Entry System or Securities

Depository that payment for such Securities has been transferred to the

Depository Account, and (ii) the making of an entry on the records of the

Custodian to reflect such transfer and payment for the account of such Fund

     (e) The Custodian shall provide the Trust with copies of any report

(obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or

Securities Depository.

     (f) Anything to the contrary in this Agreement notwithstanding, the

Custodian shall be liable to the Trust for any loss or damage to the Fund resulting (i) from the use of a Book-Entry System or Securities Depository by

reason of any negligence or willful misconduct on the part of


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

Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of Custodian or any such

Sub-Custodian to enforce effectively such rights as it may have against a

Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a

Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities

Depository, if and to the extent that the Funds has not been made whole for any such loss or damage.

  3.6 DISBURSEMENT OF MONEYS FROM FUND CUSTODY ACCOUNT. Upon receipt of Proper

Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

      (a) For the purchase of Securities for the Fund but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts),

against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal

Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry

System or Securities

Depository with such Securiies;

     (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;


     (c) For the payment of any dividends or capital gain distributions declared by a Fund;

     (d) In payment of the redemption price of Shares as provided in Section 5.1 below;

     (e) For the payment of any expense or liability incurred by the Fund,

including but not limited to the following payments for the account of the Fund:

interest; taxes; administration, investment advisory, accounting, auditing,

transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses; For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

     (f) For transfer in accordance with the provision of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the

Commodity Exchange Act, relating to compliance with the rules of the Commodity

Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

    (g) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian),

which deposit or account has a term of one year or less; and

     (i) For any other proper purpose, but only upon receipt, in addition to

Proper Instructions, of a copy of a resolution of the Board of Trustees,

certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

  3.7 DELIVERY OF SECURITIES FROM FUND CUSTODY ACCOUNT. Upon receipt of Proper

Instructions, the Custodian shall release and deliver Securities from a Fund

Custody Account but only in the following cases:

     (a) Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

     (b) In the case of a sale effected through a Book-Entry System or

Securities Depository, in accordance with the provisions of Section 3.5 above;

     (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     (d) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

     (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

     (f) For exchange or conversion pursuant to any plan or merger,

consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such

Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

     (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash,

if any, are to be delivered to the Custodian;

     (i) For delivery in connection with any loans of Securities of the Fund,

but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

     (j) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the

Custodian of the amounts borrowed;

     (k) Pursuant to any authorized plan of liquidation, reorganization, merger,

consolidation or recapitalization of the Trust;

     (l) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options

Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

     (m) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the

Commodity Exchange Act, relating to compliance with the rules of the Commodity

Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

     (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board Of

Trustees, certified by an Officer, specifying the Securities to be delivered,

setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

  3.8 ACTIONS NOT REQUIRING PROPER INSTRUCTIONS. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund:

     (a) Subject to Section 7.4 below, collect on a prompt and timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

     (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

     (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

     (d) Surrender interim receipts or Securities in temporary form for

Securities in definitive form;

     (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time,

in such manner and containing such information as is prescribed by the IRS;

     (f) Hold for a Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

     (g) In general, and except as otherwise directed in Proper Instructions,

attend to all non-discretionary details in connection with the sale, exchange,

substitution, purchase, transfer and other dealings with Securities and assets of each Fund.

  3.9 REGISTRATION AND TRANSFER OF SECURITIES. All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry

System if eligible therefor. All other Securities held for a Fund may be registered in the name of such Fund, the Custodian, or any

Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities

Depository or any nominee of either thereof. The Trust shall furnish to the

Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities

Depository, any Securities registered in the name of a Fund.

  3.10 RECORDS. (a) The Custodian shall maintain, by Fund, complete and accurate records with respect to Securities, cash or other property held for the Fund,

including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting

(A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and

(iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Funds as the Trust shall reasonably request,

or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rules 31a-1 and 31a-2 promulgated thereunder.

      (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers,

employees or agents of the Trust and employees or agents of the Securities and

Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the

1940 Act.


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  3.11 FUND REPORTS BY CUSTODIAN. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund

Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the

Funds under this Agreement.

  3.12 OTHER REPORTS BY CUSTODIAN. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to Section

3.3 above.

  3.13 PROXIES AND OTHER MATERIALS. The Custodian shall cause all proxies relating to Securities which are not registered in the name of a Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

 3.14 INFORMATION ON CORPORATE ACTIONS. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by a Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the

Standards of Service Guide attached as Exhibit B. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

  4.1 PURCHASE OF SECURITIES. Promptly upon each purchase of Securities for a

Fund, Written Instructions shall be delivered to the Custodian, specifying (a)

the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable.

The Custodian shall upon receipt of such Securities purchased by such Fund pay out of the moneys held for the account of that Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of

Securities for a Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

  4.2 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In

any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the

Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

  4.3 SALE OF SECURITIES. Promptly upon each sale of Securities by a Fund,

Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d)

the sale price per unit, (e) the total amount payable upon such sale, and (f)

the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the

Custodian shall deliver such Securities to the person specified in such Written

Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

  4.4 DELIVERY OF SECURITIES SOLD. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver

Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

  4.5 PAYMENT FOR SECURITIES SOLD, ETC. In its sole discretion and from time to time, the Custodian may credit a Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditioned upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may,

in its sole discretion and from time to time, permit a Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the

Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the applicable Fund Custody

Account.

  4.6 ADVANCES BY CUSTODIAN FOR SETTLEMENT. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund Custody Account.

Any such advance shall be repayable immediately upon demand made by Custodian.

                                    ARTICLE V

                            REDEMPTION OF FUND SHARES

  5.1 TRANSFER OF FUNDS. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the

Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such

Proper Instructions.

  5.2 NO DUTY REGARDING PAYING BANKS. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper

Instructions given pursuant to Section 5.1 above of any amount paid by the

Custodian to such bank in accordance with such Proper Instructions.


                                   ARTICLE VI

                               SEGREGATED ACCOUNTS

         Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or Securities, including

Securities maintained in a Depository Account,

(a) in accordance with the provisions of any agreement among the Trust, the

Custodian and a broker-dealer registered under the 1934 Act and a member of the

NASD (or any futures commission merchant registered under the Commodity Exchange

Act), relating to compliance with the rules of The Options Clearing Trust and of any registered national securities exchange (or the Commodity Futures Trading

Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

     (b) for purposes of segregating cash or Securities in connection with securities options
purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund,

     (c) which constitute collateral for loans of Securities made by the Fund,

     (d) for purposes of compliance by the Fund with requirements under the 1940

Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued,

delayed delivery and firm commitment transactions, and

     (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board

Of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes. Each segregated account established under this Article VI shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.


                                   ARTICLE VII

                            CONCERNING THE CUSTODIAN

  7.1 STANDARD OF CARE. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Trust or any Fund for any loss, damage, cost,

expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 3.3 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust or the Funds are in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or the Funds' investment objectives and policies as then in effect.

  7.2 ACTUAL COLLECTION REQUIRED. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to a Fund or any money represented by a check, draft or other instrument for the payment of money,

until the Custodian or its agents actually receive such cash or collect on such instrument.

  7.3 NO RESPONSIBILITY FOR TITLE, ETC. So long as and to the extent that it is exercising of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

  7.4 LIMITATION ON DUTY TO COLLECT. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation. Custodian shall promptly notify an Officer of the Trust in writing of any amounts of money or property due and payable with respect to Securities held for a Fund which the

Custodian has not received after due demand or presentation.

  7.5 RELIANCE UPON DOCUMENTS AND INSTRUCTIONS. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

  7.6 EXPRESS DUTIES ONLY. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

  7.7 CO-OPERATION. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Funds and/or
compute the value of the assets of the Funds. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the

Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's reports on Form N-1A and Form

N-SAR and any other reports required by the Securities and Exchange Commission,

and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.


                                  ARTICLE VIII

                                 INDEMNIFICATION

  8.1 INDEMNIFICATION BY TRUST. The Trust shall indemnify and hold harmless the

Custodian and any Sub-Custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such Sub-Custodian, from and against any loss,

damage, cost, expense (including attorneys' fees and disbursements), liability

(including, without limitation, liability arising under the Securities Act of

1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws to the extent permitted by law or public policy) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such Sub-Custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified or held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such Sub-Custodian's negligence, bad faith or willful misconduct.

  8.2 INDEMNIFICATION BY CUSTODIAN. The Custodian shall indemnify and hold harmless the Trust from and against any loss, damage, cost, expense (including attorneys' fees and
disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws to the extent permitted by law or public policy) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian.

  8.3 INDEMNITY TO BE PROVIDED. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian,

result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

  8.4 SECURITY. If the Custodian advances cash or Securities to the Fund for any purpose, either at the Trust's request or as otherwise contemplated in this

Agreement then, in any such event, property at that time held for the account of such Fund in an amount equal to no more than the current value of such advance shall be security therefor, and should the Fund fail promptly to repay the

Custodian, the Custodian shall be entitled to utilize available cash of such

Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement.


                                   ARTICLE IX

                                  FORCE MAJEURE


         Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control,

including, without limitation, acts of God; earthquakes; fires; floods; wars;

civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as
may cause interruption, loss or malfunction of utility, transportation, computer

(hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or

inability to obtain labor, material, equipment or transportation; provided,

however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Funds in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.


                                   ARTICLE X

                          EFFECTIVE PERIOD; TERMINATION

  10.1 EFFECTIVE PERIOD. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

  10.2 TERMINATION. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination,

which shall be not less than sixty (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board Of

Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a

Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a

Book-Entry System or Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this

Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

  10.3 FAILURE TO APPOINT SUCCESSOR CUSTODIAN. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 10.2 above, then the Custodian shall have the right to deliver to a bank or corporation company of its own selection, which (a) is a "bank" as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this

Agreement and to transfer to an account of or for the Funds at such bank or trust company all Securities of the Funds held in a Book-Entry System or

Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.


                                   ARTICLE XI

                            COMPENSATION OF CUSTODIAN

       The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit C attached hereto.


                                   ARTICLE XII

                             LIMITATION OF LIABILITY

         ______________________________________ is a business trust organized under Chapter 1746, Ohio Revised Code, and under a Declaration of Trust to which reference is hereby made and a copy of which is on file at the office of the

Secretary of the State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of

"______________________________________" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the

Trustees, shareholders, officers, employees or agents of the Trust personally,

but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio

Revised Code, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.


                                  ARTICLE XIII

                                     NOTICES

     Unless otherwise specified herein, all demands, notices, instructions,

and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name hereinbelow:



                  TO THE TRUST:

                  Financial Investors Trust
                  370 17th Street, Suite 3100
                  Denver, CO 80202
                  Attn: Mr. Derek Mullins
                  Telephone: (303)623-2577
                  Facsimile: (303)623-7850


                  TO CUSTODIAN:

                  Firstar Bank, N.A.
                  425 Walnut Street, M.L.CN-WN-06TC
                  Cincinnati, Ohio 45202
                  Attention: Mutual Fund Custody Services
                  Telephone: (513)632-3905
                  Facsimile: (513)632-
or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.



                                   ARTICLE XIV

                                  MISCELLANEOUS

  14.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

  14.2 REFERENCES TO CUSTODIAN. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of

Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Funds and such other printed matter as merely identifies Custodian as custodian for a Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

  14.3 NO WAIVER. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof.

The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

  14.4 AMENDMENTS. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

  14.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts,

and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

  14.6 SEVERABILITY. If any provision of this Agreement shall be invalid,

illegal or unenforceable
in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

  14.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

  14.8 HEADINGS. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this

Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.



ATTEST:
      --------------------------------------



                                 By:
-------------------------------     ------------------------------





ATTEST:                                  FIRSTAR BANK, N.A.


                                 By:
-------------------------------     ------------------------------

                                    EXHIBIT A

                               AUTHORIZED PERSONS


         Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.


AUTHORIZED PERSONS                              SPECIMEN SIGNATURES

President:                                      -------------------

Secretary:                                      -------------------

Treasurer:                                      -------------------

Vice President:                                 -------------------

Adviser Employees:                              -------------------


                                                -------------------
Transfer Agent/Fund Accountant
Employees:                                      -------------------

                                                -------------------

                                                -------------------

                                                -------------------

                                                -------------------

                                    EXHIBIT B


                     FIRSTAR INSTITUTIONAL CUSTODY SERVICES
                           STANDARDS OF SERVICE GUIDE
                                   July, 1999

         Firstar Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for Firstar Bank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, Firstar Bank will make every effort to complete all processing on a timely basis.

         Firstar Bank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bankers Trust Company as its agent for ineligible and foreign securities.

         For corporate reorganizations, Firstar Bank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, and the WALL STREET JOURNAL.

         For bond calls and mandatory puts, Firstar Bank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, and DTC Important Notices. Firstar Bank will not notify clients of optional put opportunities.

         Any securities delivered free to Firstar Bank or its agents must be received three (3) business days prior to any payment or settlement in order for the Firstar Bank standards of service to apply.

         Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.


               THE INFORMATION CONTAINED IN THIS STANDARDS OF SERVICE GUIDE IS SUBJECT TO CHANGE. SHOULD ANY CHANGES BE MADE FIRSTAR BANK WILL PROVIDE YOU WITH AN UPDATED COPY OF ITS STANDARDS OF SERVICE GUIDE.

                                    FIRSTAR BANK SECURITY SETTLEMENT STANDARDS

TRANSACTION TYPE                     INSTRUCTIONS DEADLINES*                   DELIVERY INSTRUCTIONS
DTC                                  1:30 P.M. on Settlement Date              DTC Participant #2803
                                                                               Agent Bank ID 27895
                                                                               Institutional #________________
                                                                               For Account #____________

Federal Reserve Book Entry           12:30 P.M. on Settlement Date             Federal Reserve Bank of Cinti/Trust
                                                                               for Firstar Bank, N.A.  ABA# 042000013
                                                                               For Account #_____________

Fed Wireable FNMA & FHLMC            12:30 P.M. on Settlement Date             Bk of NYC/Cust
                                                                               ABA 021000018
                                                                               A/C Firstar Bank # 117612
                                                                               For Account #____________

Federal Reserve Book Entry           1:00 P.M. on Settlement Date              Federal Reserve Bank of Cinti/Spec
(Repurchase Agreement                                                          for Firstar Bank, N.A.   ABA# 042000013
Collateral Only)                                                               For Account #_____________

PTC Securities                       12:00 P.M. on Settlement Date             PTC For Account BYORK
(GNMA Book Entry)                                                              Firstar Bank / 117612

Physical Securities                  9:30 A.M. EST on Settlement Date          Bank of New York
                                     (for Deliveries, by 4:00 P.M. on          One Wall Street- 3rd Floor - Window A
                                     Settlement Date minus 1)                  New York, NY  10286
                                                                               For account of Firstar Bank / Cust #117612
                                                                               Attn: Donald Hoover

CEDEL/EURO-CLEAR                     11:00 A..M. on  Settlement Date           Cedel a/c 55021
                                     minus 2                                   FFC: a/c 387000
                                                                               Firstar Bank / Global Omnibus

Cash Wire Transfer                   3:00 P.M.                                 Firstar Bank,N.A. Cinti/Trust
                                                                               ABA#
                                                                               Credit Account #
                                                                               Further Credit to ___________
                                                                               Account # _______________


* All times listed are Eastern Standard Time.

                         FIRSTAR BANK PAYMENT STANDARDS

SECURITY TYPE                                   INCOME                         PRINCIPAL
Equities                                        Payable Date

Municipal Bonds*                                Payable Date                   Payable Date

Corporate Bonds*                                Payable Date                   Payable Date

Federal Reserve Bank Book Entry*                Payable Date                   Payable Date

PTC GNMA's (P&I)                                Payable Date + 1               Payable Date + 1

CMOs*
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

SBA Loan Certificates                           When Received                  When Received

Unit Investment Trust Certificates*             Payable Date                   Payable Date

Certificates of Deposit*                        Payable Date + 1               Payable Date + 1

Limited Partnerships                            When Received                  When Received

Foreign Securities                              When Received                  When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry            Payable Date                   Payable Date
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

     NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                 FIRSTAR BANK CORPORATE REORGANIZATION STANDARDS

TYPE OF ACTION                        NOTIFICATION TO CLIENT                           DEADLINE FOR CLIENT INSTRUCTIONS
                                                                                       TO FIRSTAR BANK
Rights, Warrants,                     Later of 10 business days prior to               5 business days prior to expiration
and Optional Mergers                  expiration or receipt of notice

Mandatory Puts with                   Later of 10 business days prior to               5 business days prior to expiration
Option to Retain                      expiration or receipt of notice
Class Actions                         10 business days prior to expiration date        5 business days prior to expiration

Voluntary Tenders,                    Later of 10 business days prior to               5 business days prior to expiration
Exchanges,                            expiration or receipt of notice
and Conversions

Mandatory Puts, Defaults,             At posting of funds or securities received       None
Liquidations, Bankruptcies, Stock
Splits, Mandatory Exchanges

Full and Partial Calls                Later of 10 business days prior to               None
                                      expiration or receipt of notice


     NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

                                    EXHIBIT C

                               FIRSTAR BANK, N.A.
                          DOMESTIC CUSTODY FEE SCHEDULE

Firstar Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule: